UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2022

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Third Amendment to Revolving Credit Agreement

On April 22, 2022 (the Amendment Date), EQM Midstream Partners, LP (EQM), a wholly owned subsidiary of Equitrans Midstream Corporation (the Company), entered into an amendment (the Amendment) to that certain Third Amended and Restated Credit Agreement, dated as of October 31, 2018 (as amended, supplemented or otherwise modified on or prior to the Amendment Date, the EQM Credit Facility, and as amended by the Amendment, the Amended EQM Credit Facility), by and among EQM, Wells Fargo Bank, National Association, as administrative agent, and the other lenders and other parties from time to time party thereto.

The Amendment, among other things:

•	Replaced LIBOR with SOFR as the benchmark rate for borrowings, including a credit spread adjustment of 0.10% for all applicable interest periods as well as for daily swing line borrowings.

•	Extended the stated maturity date, with such extension only applicable for the lenders approving the Amendment, from October 31, 2023 (the Earlier Maturity Date) to April 30, 2025 (the Later Maturity Date).

•	Reduced the aggregate commitments available under the Amended EQM Credit Facility on a non-pro rata basis to $2,160,375,000, with $1,549,125,000 in aggregate commitments available under the Amended EQM Credit Facility on and after the Earlier Maturity Date and prior to the Later Maturity Date.

•	Amended the definition of “Applicable Rate” to change the applicable percentages per annum set forth in the “Pricing Grid” for certain pricing levels, which continue to be determined on the basis of EQM’s then current credit ratings. As of the Amendment Date, (i) Base Rate Loans (as defined in the Amended EQM Credit Facility) bear interest at a base rate plus a margin of 1.750% per annum, (ii) SOFR Loans (as defined in the Amended EQM Credit Facility) bear interest at Adjusted Term SOFR (as defined in the Amended EQM Credit Facility) plus a margin of 2.750% per annum, (iii) Daily Simple Swing Line Loans (as defined in the Amended EQM Credit Facility) bear interest at Adjusted Daily Simple SOFR (as defined in the Amended EQM Credit Facility) plus a margin of 2.750% per annum, (iv) the letter of credit fee payable on the daily maximum amount available under each letter of credit is 2.750% per annum and (v) the commitment fee payable for unused commitments is 0.500% per annum.

•	Amended the financial covenant, such that the Consolidated Leverage Ratio (as defined in the Amended EQM Credit Facility) as at the end of each fiscal quarter of EQM ending on or after the Amendment Date cannot exceed 5.50 to 1.00; provided that, effective as of the MVP Mobilization Effective Date (as defined in the Amended EQM Credit Facility), the maximum Consolidated Leverage Ratio permitted with respect to the end of the fiscal quarter in which the MVP Mobilization Effective Date occurs and the end of each of the three consecutive fiscal quarters of EQM thereafter shall be 5.85 to 1.00.

•	Reduced each of the general lien and general subsidiary debt baskets based on Consolidated Net Tangible Assets (as defined in the Amended EQM Credit Facility) from 5.0% to 2.5% of Consolidated Net Tangible Assets.

•	Added a borrowing condition requiring that, solely to the extent a credit extension is used to repay, redeem or refinance EQM’s senior notes, total outstanding amounts under the Amended EQM Credit Facility must not exceed 85% of the aggregate commitments after giving effect to the use of proceeds.

The Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The foregoing summary has been included to provide investors and security holders with information regarding certain of the terms of the Amendment and is qualified in its entirety by the terms and conditions of the Amendment and the Amended EQM Credit Facility. It is not intended to provide any other factual information about the Company or its subsidiaries and affiliates, including EQM.

Relationships

Certain of the lenders under the Amended EQM Credit Facility and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial and/or investment banking services for the Company and/or its affiliates, for which they have received or may receive customary fees and expenses. Certain affiliates of such lenders have acted, and may in the future act, as underwriters, agents, arrangers or lenders, as applicable, in respect of certain of the Company’s and/or its subsidiaries’ and/or affiliates’ debt or equity issuances or credit facilities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Third Amendment to Third Amended and Restated Credit Agreement, dated as of April 22, 2022, by and among EQM Midstream Partners, LP, the lender parties thereto and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: April 22, 2022	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer

Signature Page to Form 8-K – Third Amendment